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 AmerUs Life Holdings, Inc.
 Exhibit 11 - Statement Re: Computation of Earnings Per Share



                                    Three Months Ended                         Six Months Ended
                                      June 30, 1999                             June 30, 1999
                        ------------------------------------------------------------------------------------
                         Net            Number of        Per Share                   Number of     Per Share
                        Income           Shares            Amount    Net Income        Shares       Amount
                        ------------------------------------------------------------------------------------
                         (in thousands, except per share amounts)  (in thousands, except per share amounts)
 Basic EPS
     Net Income            $ 16,591       30,433           $ 0.55     $ 33,548         30,432        $ 1.10

 Effect of dilutive
   securities                    --           90            (0.01)          --             63            --
     Options
                        ------------------------------------------------------------------------------------
 Diluted EPS               $ 16,591       30,523           $ 0.54     $ 33,548         30,495        $ 1.10
                        ====================================================================================


                                    Three Months Ended                         Six Months Ended
                                      June 30, 1998                             June 30, 1998
                        ------------------------------------------------------------------------------------
                         Net            Number of       Per Share                   Number of     Per Share
                        Income           Shares          Amount     Net Income        Shares       Amount
                        ------------------------------------------------------------------------------------
                         (in thousands, except per share amounts)  (in thousands, except per share amounts)
 Basic EPS
     Net Income            $ 20,864       34,733           $ 0.60     $ 42,621         34,734        $ 1.23

 Effect of dilutive
   securities
     Options                     --          258               --           --            290         (0.01)
     Warrants                    --           31               --           --             62         (0.01)

                        ====================================================================================
 Diluted EPS               $ 20,864       35,022           $ 0.60     $ 42,621         35,086        $ 1.21
                        ====================================================================================



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